UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

Apollo Asset Backed Credit Company LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56622	93-3760466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 42nd Floor, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Operating Agreement

On February 28, 2025, Apollo Asset Backed Credit Company LLC (the “Company”) entered into a Third Amended and Restated Operating Agreement (the “Third A&R Operating Agreement”) with Apollo Manager, LLC (the “Manager”), which amended and restated the Company’s Second Amended and Restated Operating Agreement, dated as of October 25, 2024. The amendment and restatement effects certain changes, including the addition of BD Shares and certain updates to the terms with respect to the T-S Shares, T-I Shares, P-S Shares and P-I Shares (which shares and updates are described further in Item 5.03 of this Current Report on Form 8-K).

The Manager is a wholly-owned subsidiary of Apollo Asset Management, Inc. (together with its subsidiaries, “Apollo”) and an affiliate of the Company.

The foregoing summary description of the Third A&R Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the Third A&R Operating Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Dealer Manager Agreement

On February 28, 2025, the Company entered into a Third Amended and Restated Dealer Manager Agreement (“Third A&R Dealer Manager Agreement”) with Apollo Global Securities, LLC (the “Dealer Manager”), an affiliate of Apollo and the Company, to account for the authorization and the addition of BD Shares (which shares are described further in Item 5.03 of this Current Report on Form 8-K).

The foregoing summary description of the Third A&R Dealer Manager Agreement does not purport to be complete and is qualified in its entirety by reference to the Third A&R Dealer Manager Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On February 28, 2025, the Company executed its Fourth Amended and Restated Limited Liability Company Agreement (the “Fourth A&R LLCA”), which amended and restated the Company’s Third Amended and Restated Limited Liability Company Agreement, dated as of October 25, 2024.

The amendment and restatement effects certain changes, including the addition of BD Shares, as described in further detail below.

BD Shares

BD Shares are being offered to select investors of the Apollo Asset Backed Credit Company LLC - Series II, a registered series of the Company (“BD Investors”) as determined in the sole discretion of the Company or the Dealer Manager.

BD Shares have equal rights and privileges with the Company’s S Shares, I Shares, T-S Shares, T-I Shares, P-S Shares, P-I Shares, F-S Shares, F-I Shares, A-I Shares, A-II Shares and E Shares, except that S Shares, F-S Shares, P-S Shares and T-S Shares pay a sales load, may be subject to a dealer manager fee, and pay an annual distribution fee and a shareholder servicing fee; I Shares, F-I Shares, A-I Shares, A-II Shares, E Shares, P-I Shares, T-I Shares and BD Shares do not pay a sales load, dealer manager fees or distribution fees or servicing fees; and as compared to the aforementioned share types, T-S Shares, T-I Shares, P-S Shares, P-I Shares, F-S Shares, F-I Shares, BD Shares, A-I Shares, A-II Shares and E Shares pay a lower or no management fee, as applicable

BD Shares pay a lower management fee rate insofar as BD Shares will not be subject to a management fee through October 31, 2025, and thereafter, will be subject to the same management fee as S Shares and I Shares.

Holders of the BD Shares are not entitled to nominate, remove or participate in the appointment of directors of the Company.

T-S and T-I Shares

The T-S and T-I Shares will not be subject to a management fee through October 31, 2025, and thereafter, will be subject to the same management fee as S Shares and I Shares.

P-S and P-I Shares

The P-S and P-I Shares will not be subject to a management fee through October 31, 2025, and thereafter, will be subject to the same management fee as S Shares and I Shares.

The foregoing summary description of the Fourth A&R LLCA does not purport to be complete and is qualified in its entirety by reference to the Fourth A&R LLCA, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On February 28, 2025, the Company amended and restated the existing Second Amended and Restated Share Repurchase Plan, dated October 25, 2024 (as amended and restated, the “Third A&R Share Repurchase Plan”) to reflect the addition of BD Shares.

The foregoing summary description of the Third A&R Share Repurchase Plan does not purport to be complete and is qualified in its entirety by reference to the Third A&R Share Repurchase Plan, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Fourth Amended and Restated Limited Liability Company Agreement

10.1	Third Amended and Restated Operating Agreement

10.2	Third Amended and Restated Dealer Manager Agreement

10.3	Third Amended and Restated Share Repurchase Plan

104	Cover Page Interactive Data File, formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2025

APOLLO ASSET BACKED CREDIT COMPANY LLC

By:	/s/ Robert Rossitto
Name:	Robert Rossitto
Title:	Chief Financial Officer